   As filed with the Securities and Exchange Commission on December 11, 1997
                                         Registration Statement No. 333-________

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ----------------------


                                   FORM S-8
                            Registration Statement
                                     Under
                          The Securities Act of 1933

                            ----------------------


                             BUSINESS OBJECTS S.A.
            (Exact name of Registrant as specified in its charter)

                            ----------------------
                                                             None
Republic of France                                           ----
------------------                          (I.R.S. Employer Identification No.)
(State or other jurisdiction of
incorporation or organization)

               1 Square Chaptal, Levallois-Perret, France  92300
      (Address of Registrant's Principal Executive Offices)   (Zip Code)

                             ----------------------


                          STOCK SUBSCRIPTION WARRANTS
                          (Full titles of the Plans)

                            ----------------------

                          Clifton Thomas Weatherford
                            Chief Financial Officer
                           Business Objects Americas
                               2870 Zanker Road
                          San Jose, California 95134
                                (408) 953-6000
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                            ----------------------

                                   Copy to:
                            Kenneth M. Siegel, Esq.
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                       Palo Alto, California 94304-1050
                                (415) 493-9300


================================================================================


                                    CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------
                                                      Proposed Maximum     Proposed Maximum     Amount of
    Title of Securities                Amount to be    Offering Price          Aggregate       Registration
     to be Registered                   Registered       Per Share          Offering Price         Fee
--------------------------------------------------------------------------------------------------------------
 Ordinary Shares, nominal value
  one French franc per share (1)

- Reserved for Stock                     48,000            $9.50               456,000 (2)         $134.53
  Subscription Warrants (2)

--------------------------------------------------------------------------------------------------------------

(1) American Depository Shares evidenced by American Depository Receipts issuable upon deposit of the Ordinary Shares registered hereby have been registered pursuant to a separate Registration Statement on Form F-6 (File No. 33-73164).

(2) Estimated in accordance with Rule 457(h) for the purpose of calculating the registration fee, based on the price at which the Ordinary Shares issuable pursuant to the Stock Subscription Warrants may be purchased. The estimated purchase price for the Ordinary Shares to be registered is FF55.328 per share corresponding to the estimated value of a share (calculated using the closing price of the Company's American Depository Shares on April 25, 1997 ($9.50) times the noon buying rate for French Francs as quoted by the Federal Reserve Bank of New York (FF5.824) on such date).

                                    PART I

                    INFORMATION REQUIRED IN THE PROSPECTUS


Item 1.   Plan Information.
          ----------------

          Omitted pursuant to the instructions and provisions of Form S-8.

Item 2.   Registrant Information and Employee Plan Annual Information.
          -----------------------------------------------------------

          Omitted pursuant to the instructions and provisions of Form S-8.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ----------------------------------------

          The following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated herein by reference:

          1. The Registrant's Annual Report on Form 20-F for the year ended December 31, 1996.

          2. The Registrant's Report on Form 6-K for the quarterly period ended March 31, 1997.

          3. The Registrant's Report on Form 6-K for the quarterly period ended June 30, 1997.

          4. The Registrant's Report on Form 10-Q for the quarterly period ended September 30, 1997.

          5. The description of Registrant's Ordinary Shares, nominal value one French franc per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A (File No. 0-24720).

          All documents subsequently filed by Registrant, and, to the extent provided therein, any further documents subsequently furnished by the Registrant (including Form 10-Qs), pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered under this registration statement have been sold or which deregisters all securities then remaining unsold hereunder, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4.   Description of Securities.
          --------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
          ---------------------------------------

          None.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

          The Registrant maintains liability insurance for its directors and principal executive officers, including insurance against liabilities under the Securities Act of 1933 pursuant to a written agreement with each such director and officer.

Item 7.   Exemption from Registration Claimed.
          ------------------------------------

          Not applicable.

Item 8.   Index to Exhibits.
          ------------------



Exhibit                          Description of Document
Number
-------  ----------------------------------------------------------------------
 3.1     Statuts or charter of the Registrant (English translation).

 4.1(1)  Form of Deposit Agreement, dated as of May 8, 1996, among Business
         Objects S.A., the Bank of New York, as Depositary, and holders from time to time of American Depositary Shares issued thereunder
         (including as an exhibit the form of American Depositary Receipt and the form of side agreement).

 4.2     Stock Subscription Warrant for Philippe Claude.

 4.3     Stock Subscription Warrant for Albert Eisenstat.

 4.4     Stock Subscription Warrant for Arnold Silverman.

 4.5     Stock Subscription Warrant for Vincent Worms.

 5.1 Opinion of Stibbe, Simont, Monahan, Duhot & Giroux as to the validity of the Ordinary Shares.

23.1     Consent of Ernst &Young LLP, independent auditors.

23.2     Consent of Stibbe, Simont, Monahan, Duhot & Giroux (included in Exhibit
         5.1).

24.1     Powers of Attorney (included on signature page).

-----------------
(1) Incorporated by Reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-8 (File No. 33-96598).

Item 9.  Undertakings.
         ------------

   (a) The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

   Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paris, France, on December 11, 1997.

                                 BUSINESS OBJECTS S.A.


                                 By: /s/ Bernard Liautaud
                                     --------------------------------
                                 Bernard Liautaud,
                                 Chairman, President and Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Bernard Liautaud and Clifton Thomas Weatherford jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on December 11, 1997, by the following persons in the capacities indicated.


           Name                                     Title
-----------------------------------    -----------------------------------------------------------

/s/ Bernard Liautaud                   Chairman, President and Chief Executive Officer
-----------------------------------
Bernard Liautaud

/s/ Denis Payre                        Director
-----------------------------------
Denis Payre

/s/ Clifton Thomas Weatherford         Chief Financial Officer (Principal Accounting Officer)
-----------------------------------
Clifton Thomas Weatherford

                                       Director
-----------------------------------
Philippe Claude

/s/ Vincent Worms                      Director
-----------------------------------
Vincent Worms

/s/ Arnold S. Silverman                Director
-----------------------------------
Arnold N. Silverman

                                       Director
-----------------------------------
Albert Eisenstat

/s/Clifton Thomas Weatherford          Authorized Representative in the United States
---------------------------
Clifton Thomas Weatherford

                               Index to Exhibits
                               -----------------


   Exhibit
   Number                             Description of Document
--------------   --------------------------------------------------------------------------------------
    3.1          Statuts or charter of the Registrant (English translation).

    4.1(1)       Form of Deposit Agreement, dated as of May 8, 1996, among Business Objects S.A., the
                 Bank of New York, as Depositary, and holders from time to time of American Depositary
                 Shares issued thereunder (including as an exhibit the form of American Depositary
                 Receipt and the form of side agreement).

    4.2          Stock Subscription Warrant for Philippe Claude.

    4.3          Stock Subscription Warrant for Albert Eisenstat.

    4.4          Stock Subscription Warrant for Arnold Silverman.

    4.5          Stock Subscription Warrant for Vincent Worms.

    5.1          Opinion of Stibbe, Simont, Monahan, Duhot & Giroux as to the validity of the Ordinary
                 Shares.

   23.1          Consent of Ernst & Young LLP, independent auditors.

   23.2          Consent of Stibbe, Simont, Monahan, Duhot & Giroux  (included in Exhibit 5.1).

   24.1          Powers of Attorney (included on signature page).

---------------------------------------
(1) Incorporated by Reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-8 (File No. 33-96598).